Ex. 1(c)


                         NEUBERGER & BERMAN INCOME TRUST
                                   SCHEDULE A

                                 INITIAL SERIES
                                 --------------


Neuberger & Berman Limited Maturity Bond Trust






Dated: March 2, 1998